Exhibit 99.1

Beeline and CredEvolv Partner to Expand Disruptive Mortgage Platform

Providence, Rhode Island, February 26, 2025 – Eastside Distilling, Inc. (d/b/a Beeline Holdings) (Nasdaq: BLNE) announced today that its subsidiary, Beeline Loans Inc., has integrated with CredEvolv to help declined borrowers improve their credit and secure mortgage approval.

CredEvolv, founded by mortgage industry veterans, specializes in assisting borrowers with low credit scores. Through a transparent and expedited process, CredEvolv has helped thousands of credit-challenged consumers achieve mortgage-readiness in six months or less.

Once borrowers reach their target credit score, they can return to Beeline, where most of their financial information is already on file, streamlining the approval process.

“Steve Romano and his team at CredEvolv are outstanding,” said Nick Liuzza, CEO of Beeline Financial Holdings, Inc. “This partnership strengthens our ability to help more borrowers achieve homeownership.”

By integrating CredEvolv’s services, Beeline improves conversion rates and enhances customer satisfaction, reinforcing its position as an innovator in mortgage lending.

“Beeline shares our belief that everyone should have the opportunity to qualify for a mortgage,” said Steve Romano, Co-Founder and President of CredEvolv. “We’re thrilled to partner with this exceptional lender that is truly focused on giving back by helping more people achieve financial stability, unlock better rates, and ultimately become and remain homeowners.”

About Beeline Financial Holdings, Inc.

Beeline Financial Holdings, Inc. is a technology-driven mortgage lender and title provider building a fully digital, AI-powered platform that simplifies and accelerates the home financing process. Headquartered in Providence, RI, Beeline Financial Holdings, Inc. is dedicated to transforming the mortgage industry through innovation and customer-focused solutions. It is a wholly-owned subsidiary of Beeline Holdings and owns Beeline Loans and Beeline Labs.

About CredEvolv

More than just a credit and debt management solution, CredEvolv’s proprietary technology platform breaks down the barriers to credit equity and guides individuals on a journey to sustainable, lifelong financial well-being. The platform also enables lenders to turn their credit-challenged applicants into loyal, qualified customers by connecting them with HUD-approved, nonprofit credit counselors who legally, ethically, and empathetically help them improve their credit and become loan-ready.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including the collaboration between Beeline Loans and CredEvolv and the prospective characteristics and benefits of such collaboration. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, risks that our projections, estimates and expectations with respect to our technologies and marketing strategies and perceptions concerning potential future events that are based thereon prove to be incorrect, our ability to successfully leverage and manage our relationship with CredEvolv and other strategic partners, our ability to effectively complete the development of and launch of our technologies and the potential for unforeseen challenges or complications with respect thereto, our ability to protect our rights and interests in our technologies and intellectual property rights therein and to improve upon and execute our plans with respect to such technologies, our ability to market our AI technology to third party lenders, the sufficiency of our existing cash resources to meet our working capital and capital expenditure needs over the next 12 months which will depend on our ability to raise capital, future interest rates in the United States, changes in the political and regulatory environment and in business and economic conditions in the United States and in the real estate and mortgage lending industry, geopolitical conflicts such as those in Ukraine and Israel, and our ability to develop and maintain our brand cost-effectively. Further information on our risk factors is contained in filings made with the Securities and Exchange Commission by Eastside Distilling, Inc., including the final Prospectus filed on January 14, 2025. Any forward-looking statement made by us in this presentation speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

ir@makeabeeline.com